UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement and Plan of Merger

On March 18, 2014, Horizon Pharma, Inc. (“Horizon”), Vidara Therapeutics Holdings LLC, a Delaware limited liability company (“Holdings”), Vidara Therapeutics International Ltd., an Irish private limited company (“Vidara”), Hamilton Holdings (USA), Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Vidara (“U.S. HoldCo”), and Hamilton Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of U.S. HoldCo (“Merger Sub”), entered into a Transaction Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Horizon, with Horizon continuing as the surviving corporation and as a wholly-owned, indirect subsidiary of Vidara (the “Merger”), with Vidara changing its name to Horizon Pharma plc.

The above description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which will be filed with the Securities and Exchange Commission as soon as is reasonably practicable.

Commitment Letter

In connection with the Merger Agreement, Horizon entered into a commitment letter (the “Commitment Letter”) with Deerfield Management Company, L.P. (“Deerfield”) and certain funds managed by Deerfield (the “Deerfield Funds”), pursuant to which the Deerfield Funds have committed to provide up to $250.0 million of senior secured loans to finance the Merger (the “Facility”). The commitment to provide the Facility is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions consistent with the Merger Agreement. The receipt of funding under the Facility is not a condition to the obligations of Horizon under the terms of the Merger Agreement. Except in certain circumstances, loans drawn under the Facility will accrue interest at 12.25% per annum, payable quarterly in arrears, and mature in five years. Horizon would have the ability to prepay the loan with a premium of 6.125% and 3.0625% after the third and fourth anniversaries, respectively. Horizon has agreed to pay Deerfield a commitment fee of $5.0 million upon the execution of the Commitment Letter. The Commitment Letter expires on June 30, 2014 unless by June 30, 2014 Horizon has provided notice to Deerfield that it commits Horizon to borrow at least $225.0 million under the Facility, in which case the Commitment Letter will expire on the earlier of September 30, 2014, or the closing of the Merger and the entry into definitive documentation for the Facility with the Deerfield Funds. In the event the commitments under the Commitment Letter are extended to September 30, 2014 and Horizon fails to consummate the Merger, Horizon will be required to pay an additional fee of $3.75 million to Deerfield. Horizon has also agreed to pay customary fees and expenses in connection with obtaining the Facility and has agreed to indemnify Deerfield and the Deerfield Funds if certain losses are incurred by Deerfield and the Deerfield Funds in connection therewith.

The foregoing summary of certain terms of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On March 19, 2014, Horizon issued a press release announcing its entry into the Merger Agreement and Commitment Letter. A copy of the press release, which is incorporated herein by reference, is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On March 19, 2014, Horizon presented an investor presentation to certain interested parties providing details of the Merger and its potential impact on Horizon. A copy of the investor presentation, which is incorporated herein by reference, is attached hereto as Exhibit 99.2.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Horizon, under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is being disclosed pursuant to Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Commitment Letter, dated March 18, 2014, by and among Horizon Pharma, Inc., Deerfield Management Company, L.P. and certain funds managed by Deerfield Management Company, L.P.

99.1	Press release dated March 19, 2014.

99.2	Investor presentation dated March 19, 2014.

Forward Looking Statements

The press release and investor presentation attached to this Report as Exhibits 99.1 and 99.2, respectively, contain forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the transactions between Horizon and Holdings and the timing and benefits thereof, the combined company’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs and management structure, and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Horizon’s ability to complete the transactions contemplated by the Merger Agreement on the proposed terms and schedule; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed Merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the combined company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company’s shares could decline, as well as other risks related to Horizon’s business, including Horizon’s dependence on sales of DUEXIS and VIMOVO and its ability to increase sales of its DUEXIS, VIMOVO and RAYOS/LODOTRA products; competition, including potential generic competition; the ability of Horizon to protect its intellectual property and defend its patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2013, which reports are available at the SEC’s web site http://www.sec.gov. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides non-GAAP net income (loss) and net income (loss) per share financial measures that include adjustments to GAAP figures. These adjustments to GAAP exclude non-cash items such as stock compensation and depreciation and amortization, non-cash interest expense, and other non-cash charges. Certain one-time or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. EBITDA, or earnings before interest, taxes, depreciation and amortization, is also used and provided by Horizon as a non-GAAP financial measure. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of operational results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring Horizon’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Horizon may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON PHARMA, INC.

	By:	/s/ Robert J. De Vaere
Date: March 19, 2014		Robert J. De Vaere
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Letter, dated March 18, 2014, by and among Horizon Pharma, Inc., Deerfield Management Company, L.P. and certain funds managed by Deerfield Management Company, L.P.

99.1	Press release dated March 19, 2014.

99.2	Investor presentation dated March 19, 2014.